Exhibit  32

Certification  Pursuant to 18

U.S.C. §1350, As Adopted

Pursuant  to

§906 of the Sarbanes -Oxley Act of 2002

In connection with the Quarterly Report of Future Fuel Corp. (the "Company") on Form 10-Q for the period ending September 30, 2021 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certify pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of §13(a) of the Securities Exchange Act of 1934, as amended.

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Paul A. Novelly

Paul A. Novelly,

Chairman and Chief Executive Officer

/s/ Rose M. Sparks

Rose M. Sparks, Chief Financial Officer

and Principal Financial Officer

November 9, 2021